Exhibit 23.3
                                                                    ------------



                       Consent of Independent Accountants



As independent public accountants, we hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-86288 of Stolt Offshore S.A. on Form F-3 of our report on Mar Profundo Girassol, dated April 02, 2002, and to all references to our firm included in or made a part of this registration statement.


Barbier Frinault & Associes
April 17, 2002


/s/ Francis Scheidecker